Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i) Registration Statement (Form S-8 No. 333-150762) pertaining to the Papa John’s International, Inc. 2008 Omnibus Incentive Plan filed May 5, 2008,

(ii) Registration Statement (Form S-8 No. 333-149468) pertaining to the Papa John’s International, Inc. Deferred Compensation Plan filed February 29, 2008,

(iii) Registration Statement (Form S-8 No. 333-138427) pertaining to the Papa John’s International, Inc. 2003 Stock Option Plan for Non-Employee Directors filed November 3, 2006,

(iv) Registration Statements (Forms S-8 No. 333-86535 and No. 333-142885) pertaining to the Papa John’s International, Inc. 1999 Team Member Stock Ownership Plan filed September 3, 1999 and May 11, 2007, respectively,

(v) Registration Statement (Form S-8 No. 333-48999) pertaining to the Papa John’s International, Inc. 401(k) Plan filed March 31, 1998, and

(vi) Registration Statement (Form S-4 No. 33-96552) of Papa John’s International, Inc. filed September 1, 1995,

of our reports dated February 23, 2010, with respect to the consolidated financial statements and schedule of Papa John’s International, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Papa John’s International, Inc., included in this Annual Report (Form 10-K) for the year ended December 27, 2009.

/s/ Ernst & Young LLP

Louisville, Kentucky

February 23, 2010